EIGHTH AMENDMENT TO FORBEARANCE AGREEMENT

This Eighth Amendment to Forbearance Agreement is made this 13th day of June, 2022, effective as of June 13, 2022 by and between UNIQUE FABRICATING NA, INC., a Delaware corporation (“US Borrower”) and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia (“CA Borrower”, called together with US Borrower, the “Borrowers” and each of them referred to herein as a “Borrower”), UNIQUE FABRICATING, INC., a Delaware corporation (“Parent”), UNIQUE-CHARDAN, INC., a Delaware corporation, UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation, UNIQUE PRESCOTECH, INC., a Delaware corporation, UNIQUE FABRICATING REALTY, LLC, a Michigan limited liability company, UNIQUE FABRICATING SOUTH, INC., a Michigan corporation, and UNIQUE-INTASCO USA, INC., a Michigan corporation (each a “Guarantor” and collectively the “Guarantors”), the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (in such capacity, the “Agent”).

Recitals:

Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019, a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019, a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019, a Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated July 16, 2019, a Fifth Amendment to Credit Agreement dated August 7, 2019, a Sixth Amendment to Credit Agreement dated April 3, 2020, a Seventh Amendment to Credit Agreement dated April 23, 2020 and an Eighth Amendment to Credit Agreement dated August 7, 2020 (as so amended and further amended by the Forbearance Agreement, as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans available to the Borrowers.

The Loans and the Borrowers’ obligations under the Credit Agreement are secured by, among other documents and instruments: (i) a first priority all-assets security interest granted by the US Borrower and the Guarantors to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “Security Agreement”); (ii) a first priority all-assets security interest granted by the CA Borrower to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “CA Security Agreement”); and (iii) the absolute and unconditional, joint and several Continuing Agreement of Guaranty and Suretyship dated April 29, 2016 of US Borrower and Guarantors, as affirmed by a Consent and Reaffirmation of, and Amendment to, Continuing Agreement of Guaranty and Suretyship dated November 18, 2018 (collectively the “Guaranty”).

As a result of Specified Defaults, the Obligors and the Lenders entered into a Forbearance Agreement dated April 9, 2021 pursuant to which, the Lenders agreed to forbear on a limited basis from exercising their rights because of the Specified Defaults. The Obligors subsequently requested that the Agent and Lenders extend the Forbearance Period. Accordingly, the Obligors,

Agent and Lenders entered into a First Amendment to Forbearance Agreement dated June 14, 2021 (the “First Amendment”). The Obligors then requested that the Lenders and Agent agree to certain further amendments to the Forbearance Agreement in connection with the issuance by the Borrower of additional equity securities. Accordingly, the Borrower and Agent, and Lenders entered into a Second Amendment to Forbearance Agreement dated September 21, 2021 (the “Second Amendment”). Subsequently a Specified Forbearance Termination Event occurred in that the Borrowers failed to meet the required Minimum Consolidated EBITDA Covenant set forth in Section 7(d) of the Credit Agreement. As a result, the Obligors requested that the Lenders forbear with respect to the Specified Forbearance Termination Event in addition to the Specified Events of Default and requested certain other modifications to the Forbearance Agreement. Accordingly, the Obligors, Lenders and Agent entered into a Third Amendment to Forbearance Agreement dated December 9, 2021 (the “Third Amendment”). Subsequently, a Second Specified Forbearance Termination Event occurred under the Forbearance Agreement in that the US Borrower failed to meet the minimum Liquidity for the period ended December 31, 2021. As a result, the Obligors requested that the Agent and Lenders waive US Borrower’s failure to meet the required minimum Liquidity for the period ended December 31, 2021. Accordingly, the Obligors, Lenders and Agent entered into a Fourth Amendment to Forbearance Agreement dated February 4, 2022 (the “Fourth Amendment”). Obligors requested that the Agent and Lenders extend the Forbearance Period from February 28, 2022 to March 11, 2022. Agent and Lenders were willing to do so. Accordingly, the Obligors, Agent and Lenders entered into a Fifth Amendment to Forbearance Agreement dated effective as of February 28, 2022 (the “Fifth Amendment”). Obligors further requested that Agent and Lenders extend the Forbearance Period from March 11, 2022 to May 30, 2022. Agent and Lenders were willing to do so. Accordingly, Obligors, Agent and Lenders entered into a Sixth Amendment to Forbearance Agreement dated effective as of March 11, 2022 (the “Sixth Amendment”). Obligors further requested that Agent and Lenders extend the Forbearance Period from May 30, 2022 to June 13, 2022. Agent and Lenders were willing to do so. Accordingly, Obligors, Agent and Lenders entered into a Seventh Amendment to Forbearance Agreement dated effective as of May 30, 2022 (the “Seventh Amendment”).

The Obligors now have requested that the Agent and Lenders extend the Forbearance Period from June 13, 2022 to July 14, 2022, among other revisions to the Forbearance Agreement and other Loan Documents. The Agent and Lenders are willing to do so on the terms and conditions in this Eighth Amendment to Forbearance Agreement. “Forbearance Agreement” means the Forbearance Agreement dated April 9, 2021, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, and as amended by this Eighth Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Obligors, Agent and Lenders hereby agree as follows:

1.RECITALS. The foregoing recitals of facts are true and accurate in all material respects and are incorporated into this Agreement and shall form a part of it. Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the Credit Agreement or the Forbearance Agreement, as applicable.

2.PRECONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of the terms and provisions of this Agreement shall be subject to:

a.the receipt by the Agent of each of the following, in form and substance satisfactory to the Agent:

i.an original of this Agreement, duly authorized, executed and delivered by each of the Obligors;

ii.a certificate from an authorized officer of each Obligor that is not a natural person certifying, among other things, that attached are true and correct copies of: (i) a resolution of such Obligor authorizing the execution, delivery and performance of this Agreement, and the other documents and certificates to be delivered in connection herewith and (ii) the names, incumbency and certified signatures of those persons authorized on behalf of such Obligor to sign this Agreement and the other documents and certificates to be delivered in connection herewith;

iii.Obligors’ payment of all outstanding attorneys’ fees and expenses of counsel and financial advisors for the Agent and Lenders and all other fees and expenses payable pursuant to the Credit Agreement including, without limitation, appraisal or Collateral audit fees, if any, incurred by the Agent and Lenders;

iv.Payment by the Obligors of all interest accrued but unpaid on the Loan, if any, any unpaid regularly scheduled principal payments required under the Loan Documents, if any, and the Forbearance Fee due under this Agreement; and

v.all financial information and financial reports due pursuant to the terms of the Loan Documents or this Agreement, or otherwise requested by the Lender in connection with the negotiation and preparation of this Agreement.

b.The occurrence of no other Default under the Loan Documents (other than the Specified Defaults and the Specified Forbearance Termination Event);

3.CERTAIN DEFINITIONS. The following additional terms are hereby added to Section 1.1 of the Credit Agreement and will have the following meanings:

“Availability Period” means, with respect to the Revolving Credit, the period from and including the Closing Date to but excluding the earlier of the Maturity Date with respect to the Revolving Credit and, if different, the date of the termination of the Revolving Commitments in accordance with the provisions of this Credit Agreement.

“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base

Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 10.1, and other technical, administrative or operational matters) that the Agent decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Daily Simple SOFR Adjustment” means 0.11448%.

“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).

“Effective Yield” means, with respect to any Term Commitment existing as of any date of determination, the sum of (a) the higher of (i) Term SOFR for an Interest Period closest to one month and (ii) the applicable Floor with respect thereto as of such date, (b) the Applicable Margin as of such date for SOFR Loans (or other loans that accrue interest by reference to a similar reference rate) (c) the Accrual Rate and (d) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are neither shared with nor generally paid to all Lenders.

“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swing Line Advance), the last Business Day of each calendar month and the Maturity Date of the Commitment under which such Base Rate Loan was made, (b) with respect to any SOFR Loan, the last day of the Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at a three-month interval after the first day of such Interest Period, and the Maturity Date of the Commitment under which such SOFR was made and (c) with respect to any Swing Line Advance, the earlier of the maturity date selected therefor pursuant to Section 2.3(b)(iii) and the Revolving Credit Maturity Date.

“Interest Period” means with respect to any applicable Loan or Advance, the period commencing on the date of such Loan or Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Request for Advance; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 10.3(d) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Loan or Advance initially shall be the date on which such Loan or Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Advance. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“SOFR Borrowing” means, as to any Advance, the SOFR Loans comprising such Advance.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Adjustment” means (a) with respect to an Interest Period of one month, 0.10000%, (b) with respect to an Interest Period of three months, 0.15000% and (c) with respect to an Interest Period of six months, 0.25000%.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Agent in its reasonable discretion from time to time).

“Obligors” means the Borrowers, Guarantors and any other party now or hereafter liable for payment of all or part of the Loan.

4.ADDITIONAL ARTICLE ONE PROVISIONS. New Sections 1.2 and 1.3 are added to the Credit Agreement as follows:

“1.2 Classification of Loans and Borrowings. For purposes of this Credit Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Advances may also be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “SOFR Advance”) or by Class and Type (e.g., a “SOFR Revolving Advance”).”

“1.3 Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner with results adverse to the Borrower but not designed to have such effect. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

5.AMENDED TO DEFINITIONS. The following definitions in the Credit Agreement are hereby amended and restated in their entirety as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.3 (d).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) the Daily SOFR Rate on such day plus 1.00% per annum, provided that the Base Rate shall at no time be less than the Floor. If the Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Effective Rate, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, respectively.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.3(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate selected by Agent and the Borrower and an adjustment as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided, that any such Benchmark Replacement shall be administratively feasible as determined by the Agent in its reasonable sole discretion.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means a date and time determined by Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.3 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.3.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City, New York are authorized or required by law to close.

“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.

6.ACKNOWLEDGMENT OF DEFAULT/OBLIGATIONS. Obligors hereby acknowledge, agree, and confirm that they are in default of their obligations under the Loan Documents because of the Specified Defaults and Specified Forbearance Termination Event. Obligors further hereby acknowledge, confirm, and agree that as of the close of business on June 10, 2022 Obligors are indebted to the Lenders in respect of the Loans, as follows:

a.With respect to the Revolving Credit, the outstanding principal amount of Seventeen Million Six Hundred Thousand and 00/100 ($17,600,000.00) Dollars, plus accrued and unpaid interest in the amount of One Hundred Twenty-Seven Thousand Seven Hundred Ninety-One and 71/100 ($127,791.71) Dollars; and

b.With respect to the US Term Loan, the outstanding principal amount of Nineteen Million Seven Hundred Twelve Thousand Five Hundred and 00/100 ($19,712,500.00) Dollars, plus accrued and unpaid interest in the amount of Thirty Thousand Five Hundred Seventy-Four and 70/100 ($30,574.70) Dollars; and

c.With respect to the CA Term Loan, the outstanding principal amount of Seven Million One Hundred Twenty-Five Thousand and 00/100 ($7,125,000.00) Dollars, plus accrued and unpaid interest in the amount of Eleven Thousand Sixty-One and 70/100 ($11,061.70) Dollars; and

d.With respect to the CAPEX Loan, the outstanding principal amount of One Million Twenty-Three Thousand Seven Hundred Fifty and 00/100 ($1,023,750.00) Dollars, plus accrued and unpaid interest in the amount of One Thousand Five Hundred Eighty-Nine and 21/100 ($1,589.21) Dollars; and

e.With respect to the Swing Line Loan, the outstanding principal amount of Two Million Five Hundred Fourteen Thousand Four Hundred Seventy-Nine and 59/100 ($2,514,479.59) Dollars, plus accrued and unpaid interest in the amount of Twenty-Three Thousand Seven Hundred Eighty-Seven and 00/100 ($23,787.00) Dollars.

f.Obligors further acknowledge and agree: (i) the aggregate accrued and unpaid PIK Interest on the Loans calculated as of the date of the expiration of the last Interest Period(s) applicable to each Loan is One Hundred Ninety-Five Thousand

Nine Hundred Thirty-Eight and 75/100 ($195,938.75) Dollars and is due and owing to the Lenders; (ii) additional PIK Interest has accrued during the current Interest Periods in effect for each Loan that is not reflected in the above figure (collectively, the “Accrued PIK Interest”).

7.FORBEARANCE PERIOD EXTENSION. The Forbearance Period set forth in Section 9 of the Forbearance Agreement is hereby extended from June 13, 2022 to July 14, 2022.

8.INTEREST.

a.Obligors acknowledge and agree that LIBOR-based interest rates applicable to the Loans is being terminated as of: (i) the effective date of this Agreement with respect to any Advances on or after the effective date of this Agreement, and (ii) the expiration of the current LIBOR Interest Period applicable to outstanding LIBOR Advances of the Loans on the effective date of this Agreement. References in the Credit Agreement to “Eurodollar Loans”, “Eurodollar-based Advances”, “LIBOR” and LIBOR-based interest rates shall be deemed to refer, and shall be interpreted as referring, to Term SOFR interest rate-based Loans and Advances, as applicable.

b.(i) New Advances (other than new Swing Line Advances) made after the effective date of this Agreement, and (ii) outstanding Advances (other than outstanding Swing Line Advances) upon expiration of the current LIBOR Interest Period occurring after the effective date of this Agreement, shall bear interest at a rate per annum equal to: (i) Term SOFR for the Interest Period selected by Borrower plus (a) the Applicable Margin, and (b) the Accrual Rate Margin notwithstanding anything in the Credit Agreement and other Loan Documents to the contrary, or (ii) the Base Rate plus (c) the Applicable Margin, and (d) the Accrual Rate Margin notwithstanding anything in the Credit Agreement and other Loan Documents to the contrary, either rate as selected by Borrower in its Amortizing Loan Rate Request, Request for Revolving Credit Advance, or Request for CAPEX Loan Advance. The interest rates referred to in (b)(i) and b(ii) above and in 8(c), below, as selected by the Borrowers is sometimes referred to as the “Accrual Rate”.

c.(i) New Swing Line Advances made after the effective date of this Agreement, and (ii) outstanding Swing Line Advances upon expiration of the current LIBOR Interest Period occurring after the effective date of this Agreement, shall bear interest at a rate per annum equal to the Daily SOFR Rate plus (i) the Applicable Margin, and (ii) the Accrual Rate Margin notwithstanding anything in the Credit Agreement and other Loan Documents to the contrary.

d.Notwithstanding the Accrual Rate interest due and owing on each applicable Interest Payment Date, the Borrower shall only be required to pay to the Lenders the interest accrued on the relevant Advances of the Revolving Credit, the Amortizing Loans, the CAPEX Loan, and the Swing Line Loan at the rate per annum selected by the Borrowers equal to: (i) the Term SOFR for the Interest Period in effect for any such Advance plus the Applicable Margin, or (ii) the Base

Rate in effect for any such Advance plus the Applicable Margin, or (iii) in the case of Swing Line Advances the Daily SOFR Rate plus the Applicable Margin (as applicable, the “Pay Rate Interest”). The difference between: (i) the Accrual Interest and (ii) the Pay Rate Interest (the “Additional PIK Interest” which, together with the Accrued PIK Interest shall be referred to as the “Accumulated PIK Interest”) will be added to the outstanding principal balance of the relevant Loan on the first Business Day following the applicable Interest Payment Date for the relevant Loan and thereafter interest will accrue on such Accumulated PIK Interest at the applicable Accrual Rate.

e.Accrued Pay Rate Interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein, provided that (i) interest accrued pursuant to the Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) Accumulated PIK Interest shall be payable on or before the earlier of repayment in full of the Loans or expiration of the Forbearance Period.

f.All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Base Rate, Daily SOFR Rate or Term SOFR shall be determined by the Agent, and such determination shall be conclusive absent clearly manifest error

g.In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any Obligor. The Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

h.Amortization payments due on any the US Term Loan, the CA Term Loan and the CAPEX Loan shall remain as provided in the Credit Agreement.

9.COMPENSATION FOR LOSSES. Section 10.1 of the Credit Agreement is hereby deleted and replaced with the following:

“10.1 Compensation for Losses. In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Request for a Loan Advance or other notice delivered pursuant the Credit Agreement (regardless of whether such notice may be and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto or maturity date applicable thereto as a result of a request by the Borrower to assign the Loan to a replacement Lender, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.”

10.BENCHMARK REPLACEMENT SETTING. Section 10.3 of the Credit Agreement is hereby deleted and replaced with the following:

“10.3 Benchmark Replacement Setting.

a.Benchmark Replacement.

i.Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

ii.Each Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 10.3.

b.Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the

Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

c.Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section.

d.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

e.Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for an Advance of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.”

11.INABILITY TO DETERMINE RATES. New Section 10.7 is added to the Credit Agreement as follows:

10.7 Inability to Determine Rates. Subject to Section 10.3, if, on or prior to the first day of any Interest Period for any SOFR Loan or prior to the setting of the daily interest rate for a Daily SOFR Loan:

a.the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
b. (i) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a Daily SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or the Daily SOFR Rate with respect to a proposed Daily SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Agent, or (ii) the Swing Line Lender determines that the Daily SOFR Rate does not adequately and fairly reflect the cost of making or maintaining Swing Line Advances, in each case, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, (1) in the case of clause (b)(i) above, any obligation of the Lenders to make or maintain SOFR Loans or Daily SOFR Loans, and any right of the Borrower to continue SOFR Loans or Daily SOFR Loans or to convert Base Rate Loans to SOFR Loans or Daily SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected Interest Periods) or Daily SOFR Advances or, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advance in the amount specified therein and (ii) (X) any outstanding affected SOFR Advance will be deemed to have been converted into a Base Rate Advance at the end of the applicable Interest Period and (Y) each Daily SOFR Loan will be immediately converted into a Base Rate Advance and (2) in the case of clause (b)(ii) above, notwithstanding anything to the contrary in Section 2.6, each Swing Line Advance shall bear interest at the Base Rate plus the Applicable Margin. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to 10.1. Subject to Section 10.3, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

12.ACKNOWLEDGMENT OF SECURITY INTERESTS. Each of the Obligors hereby acknowledge, confirm and agree that the Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral securing the Loans heretofore granted to the Agent pursuant to the Loan Documents or otherwise granted to or held by Agent or Lenders.

13.BINDING EFFECT OF DOCUMENTS. Each Obligor hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents, including the Forbearance Agreement, to which it is a party has been duly executed and delivered to the Agent or Lenders, as applicable by Obligors, and each is in full force and effect as of the date hereof (except to the extent any provision is superseded hereby), (b) the agreements and obligations of Obligors contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Obligors, enforceable against them in accordance with their respective terms, and Obligors have no valid defense to the enforcement of such obligations, and (c) the Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

14.NO OTHER WAIVERS; RESERVATION OF RIGHTS.

a.In consideration of the accommodations made in this Agreement Obligors represent to and agree with Agent and Lenders that (i) the Indebtedness is due to Lenders on demand or subject to acceleration by reason of the Specified Defaults and the Specified Forbearance Termination Event without setoff, defense or counterclaim at law or in equity, of any kind or nature, or to the extent that any of the Obligors believe that they have any such defense, set-off or counterclaim, they have agreed to, and do hereby, waive each and every such defense, set-off or counterclaim, nor have they assigned any of same, (ii) that any potential defenses, counterclaims and setoffs have been freely waived, with full knowledge of all facts and circumstances underlying same; (iii) Agent and the Lenders have fully performed all of their obligations under the Loan Documents; (iv) Agent and Lenders have no obligation to forbear from enforcing their rights and remedies available upon default; (v) any future loans or forbearance will be extended in the sole discretion of Lenders; (vi) neither Agent nor any Lender has made any representations of any kind or nature that funding in any amount will continue, or that forbearance by the Agent and Lenders will be extended beyond the date set forth herein; (vii) the actions taken by the Agent and each Lender to date in furtherance of the Loan Documents have been reasonable and appropriate under the circumstances, have not violated any of Obligors’ rights, and were within the rights of Agent and Lenders thereunder; and (viii) the Agent and Lenders have neither violated any of the terms or conditions of any Loan Documents, nor made any representations or commitments, oral or written, or undertaken any obligations to Obligors other than as set forth in the Loan Documents or this Agreement.

b.The Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any default under the Loan Documents which may be continuing on the date hereof or any such default which may occur after the date hereof (whether the same or similar to the Specified Defaults and the

Specified Forbearance Termination Event) and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any such default (other than, during the Forbearance Period, the Specified Defaults and the Specified Forbearance Termination Event, to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

c.Subject to Section 9 of the Forbearance Agreement (solely with respect to the Specified Defaults and the Specified Forbearance Termination Event), Agent and Lenders reserve the right, in their discretion, to exercise any or all of its rights and remedies under the Loan Documents, and applicable law as a result of any Event of Default which may be continuing on the date hereof or any Event of Default or Forbearance Termination Event which may occur after the date hereof, and Agent and the Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies all such rights having been reserved.

d.Without limiting the generality of the foregoing, Obligors will not claim that any prior action or course of conduct by the Agent or any Lender constitutes an agreement or obligation to continue such action or course of conduct in the future. Obligors acknowledge that the Lenders have made no commitment to make further loans to Obligors and Obligors acknowledge the Indebtedness shall be paid in full and all obligations satisfied prior to the end of the Forbearance Period.

e.Except as otherwise specifically provided herein, nothing in this Agreement shall be construed as an amendment to any Loan Document. The Loan Documents are in full force and effect, and shall remain in full force and effect unless and until an agreement modifying any Loan Document is executed and delivered by the applicable parties, and then only to the extent such agreement actually modifies such documents.

15.REPRESENTATIONS, WARRANTIES AND COVENANTS. Obligors acknowledge and agree that each of the representations, warranties, waivers, and covenants made by or on behalf of any Obligor to the Agent or Lenders or undertaken by any Obligor to the Agent or Lenders Bank in the Forbearance Agreement are hereby restated, ratified and affirmed as of the date of this Agreement as if fully and completely restated herein.

16.NO NOVATION OR IMPAIRMENT OF SECURITY. As amended by the Forbearance Agreement, all the terms, covenants, conditions and warranties of the Credit Agreement and other Loan Documents shall continue in full force and effect. Neither this Sixth Amendment, nor the Forbearance Agreement nor any of the other amendments to the Loan Documents through the date hereof is intended to be and shall not constitute a substitution or novation of the Credit Agreement or of any of the other Loan Documents. Nothing contained in this Sixth Amendment nor any prior amendment of the Loan Documents shall (a) be construed as (i) invalidating or releasing any security or collateral now or hereafter held by Lenders for the Loan, or (ii) giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Sixth Amendment or any of the other Loan Documents, nor (b) impair the priority or perfection of the liens, rights or security interests in favor of Agent or Lenders under any of the Loan Documents.

17.RELEASE.

a.In consideration of Agent’s and Lenders’ agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Obligors, on behalf of themselves and each of their officers, employees, present and former shareholders, attorneys, agents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, anyone acting on their behalf and other legal representatives (collectively referred to hereinafter as the “Releasors”), hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent, each Lender and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, advisors, employees, agents and other representatives (collectively hereinafter referred to as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any or all of the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, the other Loan Documents, any of the Mortgage Documents or this Agreement or transactions thereunder or related thereto.

b.Obligors understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

c.Obligors agree that no fact, event, circumstance, evidence, or transaction which could now be asserted, or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

18.COVENANT NOT TO SUE. Releasors hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Obligors pursuant to Section 14 above. If any or all of the Releasors violate the foregoing covenant, each Obligor and each of their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

19.INDEMNIFICATION. Each Obligor agrees to indemnify and hold Agent and each Lender and each of their directors, officers, employees, agents (including attorneys and other professionals providing advice in connection herewith) and Affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, “Indemnified Costs”), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation. All the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the each of the Obligors, as and when incurred and upon demand.

20.REAFFIRMATION OF GUARANTY. Each of the Obligors reaffirms and ratifies its respective obligations under the Guaranty of the Loans executed and delivered by any Obligor, all of which remain in full force and effect, consents to the execution and delivery of this Agreement, and agrees and acknowledges that its Guaranty liability shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated herein.

21.FEES AND EXPENSES. As consideration for the Lenders’ agreement to forebear contained herein, the Obligors absolutely and unconditionally agree to reimburse the Agent and consenting Lenders, on demand at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated, all fees, costs, expenses and disbursements of the Agent or Lenders and any counsel, appraiser or financial consultant to any of them, if any, including the internally allocated cost of in-house counsel, in connection with the preparation, negotiation, execution, or delivery of this Agreement and administration of the Loans and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Agent or Lenders as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement or the administration of the Loan and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement, any of the Loan Documents and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby. Such fees and expenses shall constitute additional Indebtedness under the Loan Documents until paid notwithstanding any failure by the Obligors to comply with any other term of this Agreement. Upon the occurrence of a Forbearance Termination Event all unpaid portions of the Forbearance Extension Fee and unreimbursed expenses outstanding shall be paid forthwith by the Obligors.

22.MISCELLANEOUS.

a.Effect of this Agreement. This Agreement and the Loan Documents constitute and embody the entire agreement between the parties as to the Loans and the temporary forbearance contemplated by the Forbearance Agreement. Except as specifically set forth herein, no changes or modifications to the Loan Documents are intended or implied. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The parties acknowledge and agree that there are no agreements, understandings, warranties, or representations among and between the parties except as set forth in this Agreement and the Loan Documents

b.Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

c.Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Neither Borrowers nor any Guarantor shall assign any interest in this Agreement.

d.Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and Lenders to rely upon them.

e.Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

f.Time of Essence. Time is of the essence with respect to Obligors’ obligations under this Agreement.

g.Reviewed by Attorneys. Each Obligor represents and warrants to the Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and any documents executed in connection herewith with, such attorneys and other persons as Obligors may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

h.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

i.Consent to Jurisdiction and Venue. Each of the Obligors hereby irrevocably consents to the personal jurisdiction and venue of the state and federal courts located in Wayne County, Michigan, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement or the Loan Documents, any rights or obligations hereunder, or the performance of such rights and obligations. Nothing in this Section shall affect the right of the Agent to serve legal process in any other manner permitted by applicable law or affect the right of the Agent to bring any action or proceeding against any of the Obligors or their properties in the courts of any other jurisdictions. Additionally, each of the Obligors, if elected by the Agent or Lenders as a remedy upon the occurrence of a Forbearance Termination Event, consent to and will refrain from interfering with the appointment of a Receiver to administer and operate any of the Obligors or any of their properties or assets.

j.Waiver of Jury Trial. EACH OF THE OBLIGORS, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, THE INDEBTEDNESS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN WAIVED. EACH OF THE OBLIGORS CERTIFIES THAT NEITHER AGENT NOR ANY LENDER NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDERS WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OR RIGHT TO TRIAL BY JURY.

k.Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement or any document signed in connection with this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

l.Amendments. No change, addition to, amendment or modification of the terms of this Agreement shall be effective unless reduced to writing and executed by all the parties hereto.

m.Other Agreements. The parties understand and agree (i) that the consideration for this Agreement is contractual and not a mere recital, (ii) that neither this Agreement, nor any part thereof, shall be used or construed as an admission of liability on the part of the Agent or Lenders and that this Agreement shall not be admissible in any proceeding or cause of action as an admission of liability by the Agent or any Lender, and (iii) that this Agreement is knowing and voluntary and is executed without reliance on any statement or representation by the Agent or any Lender concerning the nature or extent of any claims, damages or legal liability therefore.

(Balance of Page Intentionally Blank)

IN WITNESS WHEREOF, the Obligors and Lenders have executed this Eighth Amendment to Forbearance Agreement as of the day and year first-above written.

BORROWERS:

UNIQUE FABRICATING NA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO CANADA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Borrowers”

UNIQUE FABRICATING, INC., a Delaware
corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-CHARDAN, INC., a Delaware
corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

(Signatures Continued on Next Page)

UNIQUE MOLDED FOAM TECHNOLOGIES,
INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE PRESCOTECH, INC., a Delaware
corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING REALTY, LLC a
Michigan limited liability company,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING SOUTH, INC., a
Michigan corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO USA, INC., a Michigan
corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Guarantors”

(Signatures Continued on Next Page)

IN WITNESS WHEREOF, the Obligors and Lenders have executed this Eighth Amendment to Forbearance Agreement as of the day and year first-above written.

CITIZENS BANK, NATIONAL
ASSOCIATION, as Agent and Lender

By: /s/ Seth McIntyre
Seth McIntyre
Its: Assistant Vice President

COMERICA BANK,
as Lender

By:
Jacob Villemure
Its: Vice President

FLAGSTAR BANK, FSB,
as Lender

By: /s/ Kathryn Pothier-Hilt
Kathryn Pothier-Hilt
Its: First Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By: /s/ Sally C. Barton
Sally C. Barton
Its: Senior Vice President